EXHIBIT 99.1

MOD-PAC CORP. Expands Direct Mail Solutions for Commercial Print Offering

    --  Acquires assets for variable data printing capabilities

    -- Extends fulfillment capabilities with direct mail data management services

    -- Selling company made Inc.'s 100 fastest growing inner city private businesses for four consecutive years

    BUFFALO, N.Y.--(BUSINESS WIRE)--May 2, 2007--MOD-PAC CORP. (NASDAQ: MPAC), a commercial on demand printer and manufacturer of custom paper board packaging, today announced that it has acquired certain assets of DDM-Digital Imaging, Data Processing and Mailing Services, LC (DDM) for $850,000 in cash. DDM provides program and database management, variable imaging printing and mailing services for the financial services, marketing, advertising, medical and legal industries. DDM operates with the procedures and controls necessary for it to handle secure document mailings for the financial and legal markets, a key market for future growth. For the last four consecutive years, DDM has been awarded Inc.'s Inner City 100 list that recognizes the fastest growing private urban businesses in the United States. MOD-PAC expects that this transaction will not materially impact earnings over the next twelve months and will be accretive during the second year as activity ramps up.

    Daniel G. Keane, President and CEO of MOD-PAC CORP., commented, "The direct mail expertise, capabilities, market knowledge, and technology that we are acquiring from DDM are highly complementary to our core competency of high quality, short run variable print and fulfillment. Our strategy has been to expand our capabilities to offer a broader solution set for our customers. This transaction extends our reach into new markets and customers and measurably enhances our service offerings."

    Carl Falletta, who founded DDM in 1998, will be joining MOD-PAC's sales team. Mr. Falletta, who has over 10 years experience in the print, fulfillment and data management industry, earned his finance and MBA degrees from Canisius College. He is also a graduate of the University of Dayton's Center for Competitive Change Lean Manufacturing learning series which is based on the Toyota Production System.

    DDM's production equipment, information technology capabilities and a number of employees located in Buffalo, NY will relocate to MOD-PAC's facility.

    Mr. Keane added, "Carl and his team are a great addition to our operation. Carl has managed mailing and fulfillment services projects for companies such as RR Donnelly & Sons Co. (NYSE: RRD) and Quebecor World Inc. (NYSE: IQW). The experience and knowledge Carl and his team have in postal regulations, intelligent mail, and project and database management are value propositions for prospective customers and truly provide a unique service capability for us. We envision a smooth integration over the next several months and the opportunity to win new business."

    Mr. Falletta commented, "MOD-PAC has valuable print capacity and economies of scale that will greatly benefit our current and prospective customers. MOD-PAC's proven capabilities to produce small variable print orders in high volumes combined with our capability in database management and postal regulations will allow us to effectively compete in our new target markets."

    ABOUT MOD-PAC CORP.

    MOD-PAC CORP. is a high value-added, on demand print services firm operating a unique low-cost business model. MOD-PAC leverages its capabilities to innovate and aggressively integrate technology into its marketing, order in-take and production operations to provide economically-priced, short run, on demand full-color commercial and folding carton print products and services. MOD-PAC, through its large, centralized facility, has captured significant economies of scale by channeling large numbers of small-to-medium-sized print orders through its operations.

    MOD-PAC's key differentiator is its success at being a just-in-time producer of short-run, quality on demand print products. Through its lean manufacturing processes coupled with state-of-the-art printing technologies, MOD-PAC is able to address short-run, highly variable content needs of its customers with short turn around times relative to industry standards. MOD-PAC's strategy is to expand its market share by leveraging its capabilities and expanding its service offering to capture a greater share of the print value chain to meet the growing customized needs of its customers.

    Additional information on MOD-PAC can be found at its website: http://www.modpac.com

    Safe Harbor Statement: This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as "expect," "anticipate," "plan," "may," "will," "estimate" or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, include market events, competitive pressures, changes in technology, customers preferences and choices, success at entering new markets, the execution of its strategy, marketing and sales plans, the rate of growth of internet related sales, the effectiveness of agreements with print distributors and other factors which are described in MOD-PAC's annual report on Form 10K on file with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    CONTACT: Kei Advisors LLC
             Deborah K. Pawlowski, 716-843-3908
             Dpawlowski@keiadvisors.com